     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1994
                                                 REGISTRATION NO. 33-_________
===========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               _________________
                                  PACIFICORP
            (Exact name of registrant as specified in its charter)
                               _________________

                 OREGON                                93-9246090
      (STATE OR OTHER JURISDICTION                    (IRS EMPLOYER
    OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

      700 NE Multnomah, Suite 1600
            Portland, Oregon                              97232
          (Address of Principal                        (Zip Code)
           Executive Offices)
                               _________________

          PACIFICORP NON-EMPLOYEE DIRECTORS' STOCK COMPENSATION PLAN
                       DATED AUGUST 1, 1985, AS AMENDED

       INCENTIVE COMPENSATION AGREEMENT EFFECTIVE AS OF FEBRUARY 1, 1994
                  BETWEEN PACIFICORP AND FREDERICK W. BUCKMAN

            COMPENSATION AGREEMENT EFFECTIVE AS OF FEBRUARY 9, 1994
                   BETWEEN PACIFICORP AND KEITH R. MCKENNON
                           (FULL TITLE OF THE PLANS)

                              RICHARD T. O'BRIEN
                                VICE PRESIDENT
                                  PACIFICORP
                         700 NE MULTNOMAH, SUITE 1600
                              PORTLAND, OR  97232
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT
                         FOR SERVICE:  (503) 731-2000

                                   COPY TO:

                              JOHN M. SCHWEITZER
                        STOEL RIVES BOLEY JONES & GREY
                         700 NE MULTNOMAH, SUITE 1600
                            PORTLAND, OREGON 97232

                              CALCULATION OF REGISTRATION FEE
==========================================================================================
                                              Proposed         Proposed
                                               Maximum          Maximum        Amount
                              Amount          Offering         Aggregate         of
   Title of Securities         to Be          Price Per        Offering     Registration
    to Be Registered        Registered        Share(1)         Price(1)          Fee
__________________________________________________________________________________________

     Common Stock(2)       99,404 Shares       $17.4375     $1,733,357.25
     Common Stock(3)       50,596 Shares       $17.4375     $  882,267.75
                                                            $2,615,625.00      $901.95
                                                            =============      =======
==========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee is based on $17.4375, which was the average of the high and low prices of the Common Stock on June 15, 1994, as reported in The Wall Street Journal for New York Stock Exchange
                           _______________________
      listed securities.

(2) These shares are issuable to non-employee directors under the PacifiCorp Non-Employee Directors' Stock Compensation Plan and the Compensation Agreement effective as of February 9, 1994 between PacifiCorp and Keith
      R. McKennon.

(3) These shares represent 7,724 unregistered shares previously issued to Keith R. McKennon under the Compensation Agreement effective as of February 9, 1994 between PacifiCorp and Mr. McKennon and 42,872 unregistered shares previously issued to Frederick W. Buckman under the Incentive Compensation Agreement effective as of February 1, 1994 between PacifiCorp and Mr. Buckman. These unregistered shares are included in this registration statement pursuant to General Instruction C of Form S-8. A separate prospectus prepared in accordance with the requirements of Form S-3 for use in connection with the offer and sale of these shares is included in this Registration Statement.

PROSPECTUS

                                  PACIFICORP

                         50,596 Shares of Common Stock


  The Common Stock of PacifiCorp ("the Company") offered hereby (the "Shares") may be sold by certain shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the offering.

  The Shares may be offered or sold from time to time by the Selling Shareholders at market prices then prevailing, in negotiated transactions or otherwise. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. See "PLAN OF DISTRIBUTION."

  The Common Stock of the Company is listed on the New York Stock Exchange and the Pacific Stock Exchange (Symbol: PPW). The last reported sale price of the Common Stock on the New York Stock Exchange Composite Tape on June 15, 1994 was $17.375 per share.

                           ________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ________________________

  No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.
                           ________________________

  Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as to which information has been given herein.
                           ________________________

                 The date of this Prospectus is June 16, 1994.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the offices of the SEC at 450 Fifth Street, N.W., Washington, D.C.; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Ill.; and 7 World Trade Center, 13th Floor, New York, N.Y. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is listed on the New York and Pacific Stock Exchanges. Reports, proxy statements and other information concerning the Company can be inspected and copied at the respective offices of these exchanges at 20 Broad Street, New York, New York and 301 Pine Street, San Francisco, California.

  This Prospectus does not contain all the information set forth in the Registration Statement on Form S-8 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement"), which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act"). Statements contained or incorporated by reference herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the SEC pursuant to the Exchange Act are incorporated in this Prospectus by reference:

  (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1993 (as amended by Form 10-K/A dated June 7, 1994);

  (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994;

  (3) The Company's Current Reports on Form 8-K dated January 18 and May 24, 1994; and

  (4) The description of the Common Stock contained in the Company's registration under Section 12 of the Exchange Act, including any amendment or report updating such description.

  All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"; provided, however, that all documents filed by the Company pursuant to Section 13 or 14 of the Exchange Act in each year during which the offering made by this Prospectus is in effect prior to the filing with the SEC of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K).

  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS DEPARTMENT, PACIFICORP, 700 NE MULTNOMAH, SUITE 1600, PORTLAND, OREGON 97232, TELEPHONE NUMBER (503) 731-2000. THE INFORMATION RELATING TO THE COMPANY CONTAINED IN THIS PROSPECTUS DOES NOT PURPORT TO BE COMPREHENSIVE AND SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE INCORPORATED DOCUMENTS.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY OR THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE OF THIS PROSPECTUS.

                                  THE COMPANY

  The Company is an electric utility that conducts a retail electric utility business through two divisions, Pacific Power & Light Company ("Pacific Power") and Utah Power & Light Company ("Utah Power"), and engages in power production and sales on a wholesale basis under the name PacifiCorp. The Company is the indirect owner, through PacifiCorp Holdings, Inc. (a wholly-owned subsidiary), of 87% of Pacific Telecom, Inc. ("Pacific Telecom") and 100% of PacifiCorp Financial Services, Inc. ("PacifiCorp Financial Services").

  Pacific Power and Utah Power furnish electric service in portions of seven western states: California, Idaho, Montana, Oregon, Utah, Washington and Wyoming. Pacific Telecom, through its subsidiaries, provides local telephone service and access to the long distance network in Alaska, seven other western states and three midwestern states, provides intrastate and interstate long distance communication services in Alaska, provides cellular mobile telephone services, and is engaged in sales of capacity in and operation of a submarine fiber optic cable between the United States and Japan. PacifiCorp Financial Services plans to sell substantial portions of its loan, leasing and real estate investments over the next several years.

  The principal executive offices of the Company are located at 700 NE Multnomah, Suite 1600, Portland, Oregon 97232; the telephone number is (503) 731-2000.

                             SELLING SHAREHOLDERS

  The Selling Shareholders, Frederick W. Buckman, a director and an executive officer of the Company, and Keith R. McKennon, a director of the Company, acquired the Shares offered hereby pursuant to individual compensation agreements with the Company. The following table sets forth certain information provided to the Company by the Selling Shareholders.

                                    Shares of Common
                                   Stock beneficially            Common Stock
 Name of Selling                       owned as of              offered by this
   Shareholder                       June 1, 1994 1               Prospectus
_________________                  ___________________         ________________

Frederick W. Buckman                    61,574                      42,872
Keith R. McKennon                       11,089                       7,724


_____________________

1  Less than one percent.

                                     EXPERTS

  The audited consolidated financial statements of the Company and subsidiaries and supplemental schedules incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their reports (which contains a paragraph describing the Company's change of accounting in 1993 for income taxes and other postretirement benefits) included in or incorporated by reference in the Company's Annual Report on Form 10-K incorporated by reference herein, and have been so incorporated herein in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

  With respect to any unaudited interim financial information that is incorporated herein by reference, Deloitte & Touche have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in any Quarterly Reports on Form 10-Q incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche are not subject to the liability provisions of
Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement to which this Prospectus is a part prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                             PLAN OF DISTRIBUTION

  The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York or Pacific Stock Exchanges or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. The Selling Shareholders, such brokers or dealers, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

  Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or any other purchase by a broker or dealer as principal, a supplemental prospectus will be filed, if required, pursuant to Rule 424 under the Act, disclosing (i) the name of such Selling Shareholder and of the participating brokers or dealers,
(ii) the number of Shares involved, (iii) the price at which such Shares will be sold, (iv) the commission paid or discounts or concessions allowed to such brokers or dealers, where applicable, (v) that such brokers or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (vi) other facts material to the transaction.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents By Reference.
          _______________________________________

              The following documents filed by PacifiCorp (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

              (a)   The Company's latest annual report filed pursuant to
        Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

              (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in
        (a) above.

              (c) The description of the common stock of the Company con-tained in the Company's registration under Section 12 of the Securities Exchange Act of 1934, including any amendment or report updating such description.

              All reports and other documents subsequently filed by the Company pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
          _________________________

              Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          ______________________________________

              Not applicable.

Item 6.   Indemnification of Directors and Officers.
          _________________________________________

              The Company's Second Restated Articles of Incorporation, as amended ("Restated Articles"), and Bylaws, as amended ("Bylaws"), require the Company to indemnify directors and officers to the fullest extent not prohibited by law. The right to and amount of indemnification will be ultimately subject to determination by a court that indemnification in the circumstances presented is consistent with public policy considerations and other provisions of law. It is likely, however, that the Restated Articles would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act ("OBCA"). The effect of the OBCA is summarized as follows:

              (a) The OBCA permits the Company to grant a right of indemnification in respect of any pending, threatened or completed action, suit or proceeding, other than an action by or in the right of the Company, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the prescribed standard of conduct.

              (b) The OBCA permits the Company to grant a right of indemnification in respect of any proceeding by or in the right of the Company against the reasonable expenses (including attorneys' fees) incurred, if the person concerned acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be granted if such person is adjudged to be liable to the Company unless permitted by a court.

              (c) Under the OBCA, the Company may not indemnify a person in respect of a proceeding described in (a) or (b) above unless it is determined that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following: (i) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if a quorum of directors not parties to the proceeding cannot be obtained, by a majority vote of a committee of two or more directors not at the time parties to the proceeding, (iii) by special legal counsel selected by the Board of Directors or the committee thereof, as described in
(i) and (ii) above, or (iv) by the shareholders. Authorization of the indemnification and evaluation as to the reasonableness of expenses are to be determined as specified in any one of (i) through (iv) above, except that if the determination of such indemnification's permissibility is made by special counsel then the determination of the reasonableness of such expenses is to be made by those entitled to select special counsel. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in defense of a proceeding described in (a) or (b) above is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

              (d) Under the OBCA, the Company may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the director or officer receiving the advance furnishes
(i) a written affirmation of the director's or officer's good faith belief that he or she has met the prescribed standard of conduct, and (ii) a written undertaking to repay the advance if it is ultimately determined that such person did not meet the standard of conduct.

        The rights of indemnification described above are not exclusive of any other rights of indemnification to which officers or directors may be entitled under any statute, agreement, vote of shareholders, action of directors, or otherwise. Indemnity agreements entered into by the Company require the Company to indemnify the directors that are parties thereto to the fullest extent permitted by law and are intended to create an obligation to indemnify to the fullest extent a court may find to be consistent with public policy considerations. Resolutions adopted by the Company's board of directors are intended to have a similar result with respect to officers of the Company.

        The Company has directors' and officers' liability insurance coverage which insures officers and directors of the Company against certain liabilities.

Item 7.   Exemption From Registration Claimed.
          ___________________________________

              This Registration Statement includes the registration for resale of the following restricted securities: 42,872 shares of Common Stock previously granted to Frederick W. Buckman, under the Incentive Compensation Agreement effective as of February 1, 1994 between the Company and Mr. Buckman; and 7,724 shares of Common Stock previously granted to Keith R. McKennon pursuant to the Compensation Agreement effective as of February 9, 1994 between the Company and Mr. McKennon. The section of the Securities Act of 1933 (the "Securities Act") or Rules of the Commission under which exemption from registration was claimed and the facts relied upon to make the exemption available with respect to each such grant is as set forth below:

              (a)   Buckman Grant.  The 42,872 shares of Common stock
                    _____________
previously granted to Mr. Buckman were issued in reliance on the exemption provided by Section 4(2) and 4(6) of the Securities Act. Mr. Buckman was a director of the Company and had been elected President and Chief Executive Officer of the Company at the time of the grant and, accordingly, was an accredited investor.

              (b)   McKennon Grant.  The 7,724 shares of Common Stock
                    ______________
previously granted to Mr. McKennon were issued in reliance on the exemption provided by Section 4(2) and 4(6) of the Securities Act. Mr. McKennon was a director of the Company and had been elected Chairman of the Board of Directors at the time of the grant and, accordingly, was an accredited investor.

Item 8.   Exhibits.
          ________

(4)(a) Second Restated Articles of Incorporation of the Company, as amended. Incorporated by reference to Exhibit (3)a, Form 10-K for the fiscal year ended December 31, 1992, File No. 1-5152.

(4)(b) Bylaws of the Company as amended November 17, 1993. Incorporated by reference to Exhibit (3)b, Form 10-K for the fiscal year ended December 31, 1993, File No. 1-5152.

(23)      Consent of Deloitte & Touche.

(24)      Powers of Attorney.

Item 9.   Undertakings.
          ____________

        (a)   The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on June 16, 1994.

                                PACIFICORP


                                By    RICHARD T. O'BRIEN
                                  ___________________________________________
                                      Richard T. O'Brien
                                      Vice President


  Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons on June 16, 1994 in the capacities indicated.

               SIGNATURE                  TITLE
               _________                  _____

         *FREDERICK W. BUCKMAN            President, Chief Executive
____________________________________      Officer and Director
         Frederick W. Buckman

          *WILLIAM J. GLASGOW             Senior Vice President and
____________________________________      Chief Financial Officer
          William J. Glasgow

         *DANIEL L. SPALDING              Senior Vice President
____________________________________      (Chief Accounting Officer)
          Daniel L. Spalding

           *C.M. BISHOP, JR.              Director
____________________________________
           C.M. Bishop, Jr.

           *C. TODD CONOVER               Director
____________________________________
            C. Todd Conover

          *RICHARD C. EDGLEY              Director
____________________________________
           Richard C. Edgley

             *A.M. GLEASON                Director
____________________________________
     A.M. Gleason (Vice Chairman)

           *JOHN C. HAMPTON               Director
____________________________________
            John C. Hampton

         *STANLEY K. HATHAWAY             Director
____________________________________
          Stanley K. Hathaway

           *NOLAN E. KARRAS               Director
____________________________________
            Nolan E. Karras

          *KEITH R. MCKENNON              Director
____________________________________
     Keith R. McKennon (Chairman)

            *VERL R. TOPHAM               Director
____________________________________
            Verl R. Topham

            *DON M. WHEELER               Director
____________________________________
            Don M. Wheeler

          *NANCY WILGENBUSCH              Director
____________________________________
           Nancy Wilgenbusch

*By       RICHARD T. O'BRIEN
   _________________________________
          Richard T. O'Brien
          (Attorney-in-Fact)

                                 EXHIBIT INDEX


                                                                    Sequential
Exhibit                                                                Page
Number             Document Description                               Number
_______            ____________________                             __________

(4)(a)             Second Restated Articles of
                   Incorporation of the Company, as
                   amended.  Incorporated by reference to
                   Exhibit (3)a, Form 10-K for the fiscal
                   year ended December 31, 1992, File No.
                   1-5152.

(4)(b)             Bylaws of the Company, as amended
                   November 17, 1993.  Incorporated by
                   reference to Exhibit (3)b, Form 10-K
                   for the fiscal year ended December 31,
                   1993, File No. 1-5152.

(23)               Consent of Deloitte & Touche.

(24)               Powers of Attorney.